UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting material Pursuant to §240.14a-12

MACY’S, INC.

(Name of Registrant as Specified n Its Charter)

Arkhouse Value Fund I LP

Arkhouse Value Fund II LP

Arkhouse Co-Investment III LP

Arkhouse Equity Investors LLC

Arkhouse Equities Fund LLC

Arkhouse Value Fund GP LLC

Arkhouse Co-Investment III GP LLC

Arkhouse Real Estate Activism Fund MM LLC

Arkhouse Manager LLC

Arkhouse Management Co. LP

Arkhouse GP LLC

Jonathon Blackwell

Gavriel Kahane

George Hebard

Richard Clark

Richard L. Markee

Mohsin Y. Meghji

Mitchell Schear

Nadir Settles

Gerald L. Storch

Sharen J. Turney

Andrea M. Weiss

Isaac Zion

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Arkhouse Management Co. LP, together with the other participants named herein (collectively, the “Participants”), expects to file a preliminary proxy statement and accompanying proxy card with the United States Securities and Exchange Commission to be used to solicit proxies for matters including the election of its slate of director nominees to the Board of Directors (the “Board”) of Macy’s, Inc. (“Macy’s”, or the “Company”) at the 2024 annual meeting of shareholders (the “Annual Meeting”).

On February 20, 2024,  Mr. Gavriel Kahane, Managing Partner of Arkhouse Management Co. LP, and a participant named herein, was interviewed by Romaine Bostick and Sonali Basak on Bloomberg TV. The full text of the interview transcript follows:

Romaine Bostick:	All right, let's get right to it here. I mean, nine board seats, that's a lot. I mean, most people come to the table with maybe one or two. Why nine? And more importantly, if you get them or even get half of them, what do you expect?

Gavriel Kahane:	Yeah, sure. So I think nine is really driven by the company's size or the existing incumbent directors. There are 14. So to gain a majority of the board, we need to nominate at least eight. So our expectation is really that for whatever reason management and the board have not sincerely engaged with us to date. And the only way that we can ensure that we unlock the value for our sizable economic position that we have and for other shareholders is by turning over that slate.

Romaine Bostick:	So you turn over that slate. I mean, what's the elevator pitch for what you do after that? What unlocks that value?

Gavriel Kahane:	Explore strategic alternatives. Obviously, our preference as an interested buyer is that they sell to us, but our expectation of course is that they should run a process to determine what is in the best interest of all shareholders. My strongly held view is I think we have a very strong group assembled to buy this company at a very big premium, and I think we stand the chance to win.

Romaine Bostick:	But buy it a very big premium. But what do you do with it then? Or let me rephrase that. What do you do differently than what the current management is doing right now?

Gavriel Kahane:	Well, we could definitely speak to that a bit. I think it's important for shareholders to know that they don't need to worry because once we close it's out of their hands. They've taken that profit and gone on to invest in other things. That said, it's of no surprise to you, Romaine, I'm sure that the company, and you referenced it moments earlier, the company holds a substantial amount of real estate on balance sheet, that the company has just done an abysmal job at realizing on behalf of shareholders.

Sonali Basak:	There's more to be had of this real estate play here. But we've been talking so much about Macy's pushback as well. How much of the company do you currently own? How much stake have you amassed and how much power does that give you in winning these board seats?

Gavriel Kahane:	So we have a 4.4% economic exposure to the company right now. And our strong, I guess besiegement to other shareholders and we've gotten very positive, unsolicited inbound so far, is to reach out to management as we have and implore them to provide us diligence and engage with us to at least determine if there's a deal to be had for the benefit of all shareholders.

Romaine Bostick:	The 5.8 billion or more than that?

Sonali Basak:	Right.

Gavriel Kahane:	So 5.8 billion represents the equity portion of the transaction. In other words, the market cap plus premium, but there's also debt on balance sheet of the company. So, so far we've offered $21 a share. We've stated very explicitly, both publicly and to the company privately on numerous occasions that we have a lot of conviction and optimism that we can increase our offer if we're given even just limited diligence, and the company's been resistant to providing even that.

Sonali Basak:	That was going to be my next question. You've said that you could increase this offer. At what point would you increase it and how much would you increase it by?

Gavriel Kahane:	Listen, we're hopeful that we can and that we will, but we need diligence. There's only so much we know definitively about the company's assets. There's opacity into specific things that we need as buyer to figure out exactly how much we can pay.

Sonali Basak:	Well, like what?

Gavriel Kahane:	We don't even know store by store profitability. We're guessing at that. We don't know tax basis on the real estate. We don't have any other relevant information on performance that's absolutely critical to crossing our T's and dotting our I's.

Sonali Basak:	What is the plan there to then maybe close some stores moving forward? Is the idea here to sell some of the real estate and get out of some of the existing locations?

Gavriel Kahane:	Yeah, certainly I think there is some of that that should and probably will be executed on. But in our view, this is really a Macy's-forward plan. In other words, they own a hundred million square feet of real estate. That real estate is incredibly valuable, largely because it's occupied by a great retailer, a retailer nonetheless, and a department store. And of course they face plenty of headwinds like every other department store. But we think that they should be the most resilient of the bunch and the one that lasts the longest but are fearful that they won't in the public domain.

Romaine Bostick:	But that real estate has been a ballast for the company, particularly given how much the core retail business has struggled in recent years. And I know there's some questions, at least as a public company, that if you were to separate those, what does that leave investors? And I know taking it private, that's a whole different dynamic. But there is a broader question and you understand. I mean, Macy's is more than just Macy's. It is probably one of the ultimate brand names. It is so identifiable.

Gavriel Kahane:	Yeah.

Romaine Bostick:	And anything you do with it is going to come under a tremendous amount of scrutiny, whether it's from a Wall Street perspective or just from that sort of from the heart consumer perspective.

Gavriel Kahane:	Yeah, absolutely. I entirely agree with you. And we are not specifically advocating for a spinoff of the real estate, though I would say that holding real estate on balance sheet, especially when you only have one director with any real estate track record, and by the way, that's not from us, that's from the company's own perspective in terms of strengths of their director candidates, of their incumbent directors, is a bad idea. It's a bad idea to own real estate and to try and manage and asset manage and profit from real estate when you're not a real estate investor.

Cautionary Statement Regarding Forward-Looking Statements

This press release does not constitute an offer to sell or solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains “forward-looking statements”. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct or that any of the objectives, plans or goals stated herein will ultimately be undertaken or achieved. If one or more of such risks or uncertainties materialize, or if Arkhouse’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Arkhouse that the future plans, estimates or expectations contemplated will ever be achieved.

Certain Information Concerning the Participants

Arkhouse Value Fund I LP (“Arkhouse Value Fund I”) and the other Participants (as defined below) expect to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees to the Board at the Annual Meeting. Promptly after filing its definitive proxy statement with the SEC, Arkhouse Value Fund I LP expects to mail the Participants’ definitive proxy statement and accompanying universal proxy card to each stockholder entitled to vote at the Annual Meeting.

The participants in the proxy solicitation are Arkhouse Value Fund I, Arkhouse Value Fund II LP (“Arkhouse Value Fund II”, and together with Arkhouse Value Fund I, the “Arkhouse Value Funds”), Arkhouse Co-Investment III LP (“Arkhouse Co-Investment III”), Arkhouse Equity Investors LLC (“Arkhouse Equity Investors”), Arkhouse Equities Fund LLC (“Arkhouse Equities Fund”, and together with the Arkhouse Value Funds, Arkhouse Co-Investment III and Arkhouse Equity Investors, the “Arkhouse Funds”), Arkhouse Value Fund GP LLC (“Arkhouse Value Fund GP”), Arkhouse Co-Investment III GP LLC (“Arkhouse Co-Investment III GP”), Arkhouse Real Estate Activism Fund MM LLC (“Arkhouse MM”), Arkhouse Manager LLC (“Arkhouse Manager”), Arkhouse Management Co. LP (“Arkhouse Management”), Arkhouse GP LLC (“Arkhouse GP”), Jonathon Blackwell, Gavriel Kahane and George Hebard (all of the forgoing persons, together, the “Arkhouse Parties”), along with the nominees (the “Nominees”) Richard Clark, Richard L. Markee, Mohsin Y. Meghji, Mitchell Schear, Nadir Settles, Gerald L. Storch, Sharen J. Turney, Andrea M. Weiss and Isaac Zion (the Arkhouse Parties and the Nominees, collectively, the “Participants”).

As of the date hereof, Arkhouse Funds in the aggregate directly own or have the right to acquire within 60 days 4,021,687 shares of common stock of Macy’s, par value $0.01 per share (the “Common Stock”) and hold long positions in cash-settled American call options referencing a further 17,014,610 shares of Common Stock, and Mr. Hebard directly owns or may be deemed to beneficially own a further 146,500 shares of Common Stock, in each case as further detailed below. As of the date hereof, (i) Arkhouse Value Fund I directly holds 2,750,880 shares of Common Stock, comprised of 1,000 shares of Common Stock held in record name and 2,749,880 shares of Common Stock held in “street name”, and holds long positions in cash-settled American call options referencing a further 15,947,798 shares of Common Stock; (ii) Arkhouse Value Fund II directly holds 155,952 shares of Common Stock in “street name”, and holds long positions in cash-settled American call options referencing a further 1,066,812 shares of Common Stock; (iii) Arkhouse Co-Investment III directly holds 447,898 shares of Common Stock in “street name”, (iv) Arkhouse Equity Investors directly holds 70,527 shares of Common Stock in “street name”; (v) Arkhouse Equities Fund directly holds 416,430 shares of Common Stock in “street name”, and also directly holds 1,800 American call options currently exercisable for 180,000 shares of Common Stock; (vi) Arkhouse Value Fund GP, as the general partner of each of the Arkhouse Value Funds, may be deemed to beneficially own all of the 2,906,832 shares of Common Stock beneficially owned in aggregate by the Arkhouse Value Funds; (vii) Arkhouse Co-Investment III GP, as the general partner of Arkhouse Co-Investment III, may be deemed to beneficially own all of the 447,898 shares of Common Stock beneficially owned by Arkhouse Co-Investment III; (viii) Arkhouse MM, as the manager of Arkhouse Equities Fund, may be deemed to beneficially own all of the 596,430 shares of Common Stock (including the 180,000 shares of Common Stock underlying the 1,800 American call options held by Arkhouse Equities Fund) beneficially owned by Arkhouse Equities Fund; (ix) Arkhouse Manager, as the managing member of Arkhouse MM and manager of Arkhouse Equity Investors, may be deemed to beneficially own all of the 596,430 shares of Common Stock beneficially owned by Arkhouse MM and all of the 70,527 shares of Common Stock beneficially owned by Arkhouse Equity Investors; (x) Arkhouse Management, as the investment manager to each of the Arkhouse Funds, may be deemed to beneficially own all of the 4,021,687 shares of Common Stock (including the 180,000 shares of Common Stock underlying the 1,800 American call options held by Arkhouse Equities Fund) beneficially owned in aggregate by the Arkhouse Funds; (xi) Arkhouse GP, as the general partner of Arkhouse Management, may be deemed to beneficially own all of the 4,021,687 shares of Common Stock (including the 180,000 shares of Common Stock underlying the 1,800 American call options held by Arkhouse Equities Fund) beneficially owned in aggregate by Arkhouse Management; (xii) Mr. Blackwell, as the managing member of Arkhouse GP, Arkhouse Co-Investment III GP, Arkhouse Value Fund GP and Arkhouse Manager, may be deemed to beneficially own all of the 4,021,687 shares of Common Stock (including the 180,000 shares of Common Stock underlying the 1,800 American call options held by Arkhouse Equities Fund) beneficially owned in aggregate by Arkhouse GP, Arkhouse Co-Investment III GP, Arkhouse Value Fund GP and Arkhouse Manager; (xiii) Mr. Kahane, through his status as a member of Arkhouse GP, Arkhouse Co-Investment III GP, Arkhouse Value Fund GP and Arkhouse Manager, may be deemed to beneficially own all of the 4,021,687 shares of Common Stock (including the 180,000 shares of Common Stock underlying the 1,800 American call options held by Arkhouse Equities Fund) beneficially owned in aggregate by Arkhouse GP, Arkhouse Co-Investment III GP, Arkhouse Value Fund GP and Arkhouse Manager; and (xiv) Mr. Hebard directly holds 140,000 shares of Common Stock in “street name”, and may be deemed to beneficially own a further 6,500 shares of Common Stock.  As of the date hereof, none of the Nominees own beneficially or of record any shares of Common Stock.

Important Information and Where to Find It

ARKHOUSE STRONGLY ADVISES ALL STOCKHOLDERS OF MACY’S TO READ BOTH THE PARTICIPANTS’ PROXY STATEMENT AND MACY’S’ PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE PARTICIPANTS’ DEFINITIVE PROXY STATEMENT, WHEN FILED, AND OTHER RELEVANT DOCUMENTS, WILL ALSO BE AVAILABLE ON  THE SEC WEBSITE, FREE OF CHARGE. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, Morrow Sodali LLC (STOCKHOLDERS CAN CALL TOLL-FREE: +1 (800) 662-5200).